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                                                                    EXHIBIT 23.2

                      (MILLER AND LENTS, LTD. LETTERHEAD)


                                     CONSENT

We hereby consent to the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Burlington Resources Inc. attributed to its net interests in oil and gas properties located in the U.S. and internationally (excluding Canada and Argentina) as of December 31, 2003, as set forth in our audit letter dated January 14, 2004, which appears in this Form 10-K. In addition, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. (333-91247, 333-95071, 333-52324, 33-22493, 33-25807,
33-26024, as amended in Registration No. 2-97533, 33-33626, 33-46518, 33-53973,
333-02029, 333-32603, 333-40565, 333-60081 and 333-90906) and on Form S-3
Registration Nos. (33-54477, 333-24999, 333-52213, 333-83163, 333-36032,
333-61600 and 333-87170) of Burlington Resources Inc. to the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Burlington Resources Inc. attributed to its net interests in oil and gas properties located in the U.S. and internationally (excluding Canada and Argentina) as of December 31, 2003, as set forth in our audit letter dated January 14, 2004, which appears in this Form 10-K.


                                          MILLER AND LENTS, LTD.

                                          By /s/ CHRISTOPHER A. BUTTA
                                             ------------------------
                                             Christopher A. Butta
                                             Senior Vice President

Houston, Texas

February 26, 2004